UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

     Certificate                                            Number of
       Number                                               Securities
        ____                                                __________

                                                  CUSIP NO. 150945 202

            CERTIFICATE EVIDENCING EXCHANGEABLE LIMITED LIABILITY COMPANY

                                 PREFERRED SECURITIES

                                          OF

                                 CELLNET FUNDING, LLC

     CellNet Funding, LLC, a Delaware limited liability company the "Company," hereby certifies that Cede & Co. (The "Holder") is the registered owner of __________ Exchangeable Limited Liability Company Preferred Securities (the "Securities") of the Company. The Securities are fully paid and nonassessable limited liability company interests in the Company, as to which the members of the Company who hold the Securities (the "Preferred Securityholders") in their capacity as members of the Company will have no liability solely by reason of being Preferred Securityholders in excess of their share of the Company's assets and undistributed profits (subject to the obligation of a Preferred Security holder to repay any funds wrongfully distributed to it), and are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and restrictions of the Securities are set forth in, and this Certificate and the Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May ___, 1998, as the same may be amended from time to time (the "Limited Liability Company Agreement") and the written action of the Manager of the Company authorizing the issuance of the Securities and determining the powers, preferences and special rights and restrictions, regarding dividends, voting, redemption, conversion, exchange, liquidation and otherwise, and other matters relating to the Securities ( the "Securities Terms"), copies of which Limited Liability
Company Agreement and Securities Terms are on file at the principal office of the Company. The Company will furnish a copy of such Limited Liability
Company Agreement and Securities Terms to each Preferred Securityholder without charge upon written request to the Company at its principal place of business, or registered office, as the case may be. Each Preferred Securityholder is entitled to the benefits of the Guarantee Agreement between CellNet Data Systems, Inc. ("CellNet") and the Company dated as of May ___,
1998 (the "Guarantee") to the extent provided therein. The Company will furnish a copy of such Guarantee to each Preferred Securityholder without charge upon written request to the Company at its principal place of business.

     Each Preferred Securityholder, by accepting this Certificate, is deemed to have agreed that the Guarantee is subordinate and junior in right of payment to all liabilities of CellNet and senior to the Common Stock of CellNet.

     IN WITNESS WHEREOF, this Certificate has been signed on behalf of the Company by a duly authorized officer of its Manager and on behalf of CellNet, as Guarantor, by a duly authorized officer thereof.

                                   CELLNET FUNDING, LLC

                                   By:  CellNet Data Systems, Inc.,
                                        its Manager


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:


                                   CELLNET DATA SYSTEMS, INC.


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:

Countersigned and Registered:

THE BANK OF NEW YORK,
  Transfer Agent


By:
   ---------------------------

                                      -3-